CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Excalibur Technologies Corporation of our report dated April 15, 1994, relating to the financial statements of ConQuest Software, Inc. for the year ended December 31, 1993, which appears on page F-2 of the Annual Report on Form 10-K of Excalibur Technologies Corporation for the year ended January 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP

Falls Church, Virginia
December 5, 1996